Exhibit 99.1

Control4 Announces First Quarter 2014 Earnings

Revenue Increases by 20% Year Over Year

SALT LAKE CITY —  May 1, 2014 — Control4 Corporation (NASDAQ: CTRL), a leading provider of automation and control solutions for the connected home, today announced financial results for its first quarter ended March 31, 2014.

Revenue for the first quarter of 2014 was $31.9 million, compared with $26.6 million for the first quarter of 2013, representing 20% year-over-year growth.

Net loss for the first quarter of 2014 was $0.5 million, or $0.02 per share, compared with net loss of $1.5 million, or $0.59 per share, in the first quarter of 2013.

Control4 recorded non-GAAP net income of $0.7 million, or $0.03 per share, in the first quarter of 2014, compared with a non-GAAP net loss of $0.7 million, or $0.26 per share, in the first quarter of 2013.  A reconciliation of GAAP to non-GAAP financial information is contained in the attached tables.

“This quarter we continued to execute our strategy and make meaningful progress toward our business model goals,” said Martin Plaehn, chairman and chief executive officer of Control4.  “We are increasing our presence and coverage in North America, Europe, and Asia; and we are seeing positive results from those investments. We are confident that Control4 is uniquely positioned to continue innovating and driving adoption of our home automation solutions.”

Commenting on the company’s financial results for the first quarter, Dan Strong, chief financial officer of Control4, added:  “We are very encouraged by the progress we saw in our international channel this quarter, which contributed to the year-over-year revenue growth of 20% in total revenue and 21% growth in our core revenue. We are also pleased with our increased gross margin percentage from 49% in the first quarter of 2013 to 51% in the first quarter of 2014, contributing to positive non-GAAP net income in our seasonally lowest revenue quarter.”

For the second quarter of 2014, the company expects revenue to be between $36 million and $38 million, and expects non-GAAP net income to be between $2.0 and $3.4 million, or between $0.08 and $0.13 per diluted share.

Conference Call

Control4 Corporation (NASDAQ: CTRL) will host an investor conference call and webcast the event beginning at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time) on May 1, 2014.  To access the conference call, dial 480-629-9809 or 877-941-8418 (toll free) and enter passcode 4680001.  The webcast and replay will be accessible on Control4’s investor relations website at http://investor.control4.com/.  A replay of the conference call will be available within two hours of the conclusion of the conference.  To access the replay telephonically through May 15, 2014, please dial 303-590-3030 or 800-406-7325 and enter passcode 4680001.  A replay of the conference call will be available online until June 1, 2014.

About Control4 Corporation (NASDAQ: CTRL):

Control4 Corporation (Nasdaq: CTRL) is a leading provider of automation systems for homes and businesses, offering personalized control of lighting, music, video, temperature, security, communications and similar functionalities into a unified home automation solution that enhances the daily lives of its customers. Control4 unlocks the potential of connected devices, making entertainment systems easier to use, homes more comfortable and energy efficient, and families more secure. More than 78% of Control4’s consumers have integrated two or more functionalities with Control4’s solution, which is available through more than 3,100 custom integrators, retail outlets, and distributors in over 80 countries. By delivering insightfully simple control solutions that enhance the lives of individuals and families, Control4 is the automation platform of choice for consumers, major consumer electronics companies, hotels, and businesses around the world.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Control4’s financial outlook and market positioning.  All statements other than statements of historical fact contained in this press release are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements are made as of the date they were first issued and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Control4’s control. Control4’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Control4’s risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to Control4’s Annual Report on Form 10-K for the year ended December 31, 2013, as well as other documents that may be filed by the Company from time to time with the SEC. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the ability of Control4 to remain competitive and maintain its position in the market; Control4’s ability to increase market awareness of its solution and brand; the ability of dealers and distributors to sell Control4 solutions; quarterly and annual operating results may fluctuate more than expected; the ability of Control4 to develop new solutions and develop and expand its network of dealers and distributors; the ability of Control4 to realize the intended benefits of its strategic relationships; the compatibility of Control4 solutions with third-party products and applications; the ability of Control4 to adapt to technological changes; the market for Control4’s solutions may develop more slowly than expected; the risk of losing key employees; increased demands on employees and costs associated with operating as a public company; general political or destabilizing events, including war, conflict, or acts of terrorism; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Control4’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change.

Control4 undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing Control4’s views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

Control4’s stated results include certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), and non-GAAP net income (loss) per diluted share. Non-GAAP gross margin, non-GAAP income (loss) from operations, and non-GAAP net income (loss) exclude non-cash expenses related to stock-based compensation.  The company further excludes expenses related to stock warrants from non-GAAP net income (loss).  Management believes that it is useful to exclude stock-based compensation expense because the amount of such expense in any specific period may not directly correlate to the underlying performance of our business operations.  Furthermore, the Company believes it is useful to exclude expenses related to stock warrants because of the variable and unpredictable nature of these expenses, which are not indicative of past or future operating performance. Management believes that past and future periods are more comparable if those expenses are excluded.  Control4 believes these adjustments provide useful comparative information to investors.  Control4 considers these non-GAAP financial measures to be important because they provide useful measures of its operating performance and are used by its management for that purpose.  In addition, investors often use measures such as these to evaluate the operating performance of a company.  Non-GAAP results are presented for supplemental informational purposes only for understanding Control4’s operating results.  The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

CONTROL4 CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31,	March 31,
	2013	2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$84,546	$26,885
Short-term investments	—	36,592
Accounts receivable, net	15,064	15,623
Inventories	15,312	17,120
Prepaid expenses and other current assets	1,773	2,022
Total current assets	116,695	98,242
Property and equipment, net	3,943	3,727
Long-term investments	—	22,107
Intangible assets, net	928	830
Other assets	1,120	1,143
Total assets	$122,686	$126,049
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$13,314	$14,395
Accrued liabilities	6,821	5,420
Deferred revenue	644	766
Current portion of notes payable	1,138	1,091
Total current liabilities	21,917	21,672
Notes payable	1,828	1,578
Other long-term liabilities	467	450
Total liabilities	24,212	23,700
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value; 500,000,000 shares authorized; 22,785,104 and 23,579,068 shares issued and outstanding at December 31, 2013 and March 31, 2014 (unaudited), respectively	2	2
Additional paid-in capital	200,545	204,991
Accumulated deficit	(102,084)	(102,623)
Accumulated other comprehensive income (loss)	11	(21)
Total stockholders’ equity	98,474	102,349
Total liabilities and stockholders’ equity	$122,686	$126,049

CONTROL4 CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31,
	2013	2014
	(unaudited)

Revenue	$26,571	$31,855
Cost of revenue	13,550	15,619
Gross margin	13,021	16,236
Operating expenses:
Research and development	6,066	6,775
Sales and marketing	5,605	6,301
General and administrative	2,828	3,688
Total operating expenses	14,499	16,764
Loss from operations	(1,478)	(528)
Other income (expense):
Interest, net	(75)	(19)
Other income, net	26	8
Total other expense	(49)	(11)
Loss before income taxes	(1,527)	(539)
Income tax benefit	56	—
Net loss	$(1,471)	$(539)
Net loss per common share:
Basic	$(0.59)	$(0.02)
Diluted	$(0.59)	$(0.02)
Weighted-average number of shares:
Basic	2,502	23,117
Diluted	2,502	23,117

Stock-based compensation expense included in the consolidated statements of operations data:
Cost of revenue	$16	$20
Research and development	236	478
Sales and marketing	184	222
General and administrative	402	527
Total stock-based compensation expense	$838	$1,247

CONTROL4 CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2013	2014
	(unaudited)

Operating activities
Net loss	$(1,471)	$(539)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	512	608
Amortization of intangible assets	68	98
Provision for doubtful accounts	70	59
Stock-based compensation	838	1,247
Warrant liability income	(25)	—
Changes in assets and liabilities:
Accounts receivable	(332)	(603)
Inventories	(94)	(1,783)
Prepaid expenses and other current assets	(338)	(246)
Other assets	(1,595)	(23)
Accounts payable	(1,319)	1,038
Accrued liabilities	77	(1,408)
Deferred revenue	493	122
Other long-term liabilities	179	(17)
Net cash used in operating activities	(2,937)	(1,447)
Investing activities
Purchases of available-for-sale investments	—	(59,775)
Proceeds from sales of available-for-sale investments	—	1,043
Purchases of property and equipment	(1,431)	(389)
Net cash used in investing activities	(1,431)	(59,121)
Financing activities
Proceeds from exercise of options for common stock	37	3,199
Proceeds from notes payable	435	—
Repayment of notes payable	(200)	(297)
Net cash provided by financing activities	272	2,902
Effect of exchange rate changes on cash and cash equivalents	(26)	5
Net decrease in cash and cash equivalents	(4,122)	(57,661)
Cash and cash equivalents at beginning of period	18,695	84,546
Cash and cash equivalents at end of period	$14,573	$26,885
Supplemental disclosure of cash flow information
Cash paid for interest	$63	$39
Cash paid for taxes	50	93

CONTROL4 CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except percentages and per share data)

(unaudited)

	Three Months Ended
	March 31,
	2013	2014
Reconciliation of Gross Margin to Non-GAAP Gross Margin:
Gross margin	$13,021	$16,236
Stock-based compensation expense in cost of revenue	16	20
Non-GAAP gross margin	$13,037	$16,256
Revenue	$26,571	$31,855
Gross margin percentage	49.0%	51.0%
Non-GAAP gross margin percentage	49.1%	51.0%

Reconciliation of Loss from Operations to Non-GAAP Income (Loss) from Operations:
Loss from operations	$(1,478)	$(528)
Stock-based compensation expense	838	1,247
Non-GAAP income (loss) from operations	$(640)	$719
Revenue	$26,571	$31,855
Operating margin percentage	-5.6%	-1.7%
Non-GAAP operating margin percentage	-2.4%	2.3%

Reconciliation of Net Loss to Non-GAAP Net Income (Loss):
Net loss	$(1,471)	$(539)
Stock-based compensation expense	838	1,247
Convertible preferred stock warrant	(25)	—
Non-GAAP net income (loss)	$(658)	$708
Non-GAAP net income (loss) per common share:
Basic	$(0.26)	$0.03
Diluted	$(0.26)	$0.03
Weighted-average number of shares:
Basic	2,502	23,117
Diluted	2,502	25,746

CONTACTS:

Investor Relations	Media Relations
Mike Bishop	Cory Ziskind
The Blueshirt Group	ICR, Inc.
Tel: +1 415-217-4968	Tel: +1 646-277-1232
Mike@blueshirtgroup.com	Cory.Ziskind@icrinc.com

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Source: Control4